                                                                    Exhibit 10.5
                                                     August 7, 2000


                            Patent License Agreement

                              Auto-Disable Syringes

                                    Content

Clause number                                                             Page



1.       Definitions                                                         5
2.       Object                                                              5
3.       Territory                                                           5
4.       The licensors obligations                                           6
4.1.     Transfer of knowledge                                               6
4.2      Patent indemnification                                              7
4.3.     Non-exclusivity                                                     7
4.4.     Payment of duties - maintaining validity of the patent              7
5.       The licensee's obligations                                          7
5.1.     Licence duties                                                      8
5.2      Purchase of equipment                                               8
5.3.     Accounting                                                          8
5A.      Indemnification of the licensed product                             9
5.5.     Regulatory approvals                                                9
5.6      Duty of confidentiality                                             9
6.       Licensee's Warranties                                               9
7        Licensor's Warranties                                              10
8.       Indemnification provisions                                         10
9.       Relationship between parties                                       11
10.      Common stipulations                                                11
10-1.    Property                                                           11
10.2.    Price                                                              11
10.3.    Registration                                                       11
10.4.    Term - cancellation                                                11
10.5     Improvement                                                        12
10.6     Intellectual property                                              12
10.7     Media                                                              12
10.8     Independence of the clauses                                        13
10.9     Notification                                                       13
10.10    Former documents                                                   13
10.11.   Modifications                                                      14
10.12.   Settlement of disputes                                             14
10.13.   Entry into force                                                   14
10.14.   Expenses                                                           14

PATENT LICENCE AGREEMENT


Auto-Disable Syringes.


         BETWEEN THE UNDERSIGNED:

         Univec Inc. a company having its principal place of business in USA, at 22 Dubon Court Farmingdale, NY 11735 hereinafter referred to as the "licensor",

         and

         Terumo Europe N.V. a company having its principal place of business in Belgium at Researchpark 2 Haasrode, Interleuvenlaan 40, B-3001 Leuven hereinafter referred to as the "licensee";

HAVING SET OUT THE FOLLOWING:

1. The licensor has made an invention (hereinafter referred to as "the patented invention", for which he has obtained Patents (hereinafter referred to as "the Patents").

The Patents and patent applications are listed in Schedule 1 to the present Agreement.

The licensor wishes to grant a non-exclusive patent licence to the Iicensee, so that the latter is in a position to manufacture, use and market auto disable syringes in all types which are covered by any claim of the Patents (hereinafter referred to as "the Licensed Product"), within the territory specified below.

2. The licensee wishes to obtain the right to manufacture, use and market the licensed product.



IT HAS BEEN AGREED AS FOLLOWS:

1.       Definitions

The terms referred to in the Agreement shall have the following meanings:

1. 1     Patents : Patent mean the Patents as well as the patent applications referred to in Schedule I to this Agreement ;

1.2 Know-How: Know-How means the body of technical information (including manufacturing processes, technical experience and drawings) that is relevant for the manufacturer of the Licensed Product and that has or will be acquired by the Licensor ;

1.3 Licensed Technology: Licensed Technology means the technology in the form of Patents and Know-How or a combination thereof being the object of this License Agreement when it was concluded and subsequent inclusions or improvements thereto;

1.4      Licensed Product:  Licensed Product is the product described in
Schedule 2 the manufacturing of which requires the use of the Licensed
Technology.

Capitalized terms used in this Agreement but not defined in this Section I shall have the meaning given to those terms in the Manufacturing Agreement executed by the parties (on the same date hereof).

2.       Object

2.1 The Licensor grants the licensee a non-transferable (except as expressly provided herein) license in order to manufacture, use and market the Licensed Product.

2.2 The Licensee is entitled during the term of this Agreement to appoint sub-contractors provided that the sub-contracting will relate only to well-defined parts of the manufacturing process. The sub-contracting can, however, cover the entire manufacturing process if the subcontractor is a company fully owned by the Licensee or its parent company.

The sub-contractor shall be entitled to use the License Technology for the part of the manufacturing process for which it has been appointed, in the same manner and under the same conditions which apply to the Licensee under this Agreement

The Licensee is responsible towards the Licensor for the sub-contractors compliance with all the provision of this License Agreement

3.       Territory

3.1 The parties hereto explicitly agree that the licence shall be granted worldwide without any restrictions on territories or types of customers (hereinafter referred to as "the licensed territory'").

3.2 If the licensee requests so in a registered letter the licensor shall, within a maximum of 90 days as from the receipt of the request referred to and at his own expense, apply for a patent on existing technology covered by the Patents for all the countries indicated by the licensee, unless, within that same period, the licensor notifies the licensee in writing of any reasons justifying a refusal in which case the obligation will not apply.

3.3 The parties hereto agree that the royalty stipulated in Section 5.1 hereafter will be adjusted or entirely waived with regard to the sale of the Licensed Product in those markets where Licensor has failed to obtain patent registration or where as a result Licensee would have to pay additional royalties to other parties or would have to compete with counterfeit products infringing the Patents.

4.       The Licensor's Obligations

4.1      Transfer of knowledge

a. Within a period of 4 weeks following the signing of this Agreement the Licensor shall transfer to the Licensee all necessary Licensed Technology to reasonably enable the latter to exercise its rights under this Agreement . Licensor shall furthermore promptly transfer to Licensee all Licensed Technology, which in the future will become known to or will be developed by Licensor in relation to the manufacturing of the Licensed Product.

b. The Licensor undertakes to provide the Licensee, within a period of 4 weeks following the signing of this Agreement with all drawings, technology and intellectual knowledge of Licensor that Licensor has the right to disclose concerning the manufacture, use and marketing of the Licensed Product If the permission of a third party would be required to disclose such information, Licensor would request permission from such party or bring Licensee in contact with such party in order to obtain permission.

With regard to product volumes other than the 1cc, Licensor shall provide the Licensee with drawings and technical information only to the extent that:
Supplier has developed or during the term of this Agreement will develop such drawings and technical information.

c. In the case of errors, discrepancies and other faults in the drawings and technical information supplied to the Licensee, the Licensor shall provide new and correct drawings or information as soon as possible without any cost to the Licensee.

The Licensor shall compensate the Licensee for any direct costs Incurred as a result of such errors, discrepancies or faults.

The Licensor shall pay liquidated damages for each week of delay, in providing the drawings and technical information he is obliged to provide. Notwithstanding the possibility to prove higher damages,

d. The Licensor guarantees the Licensee that all patents issued to, owned or controlled by Licensor and covering the licensed product are given under the license of the Licensee.

4.2      Patent Indemnification

The Licensor declares that according to his knowledge at the date of signature of this Agreement, the Licensed Technology does not infringe industrial property rights of third parties in the territory defined in Section 2.

a. Licensor agrees, at its own expense, to defend, indemnify and hold Licensee harmless against any suit claim, or proceeding brought against Licensee by any third party alleging that manufacture, marketing or use of Licensed Products infringes any third party patent issued after the effective date of this agreement or infringement of copyright or trademark or misappropriation of any trade secret of any third party. As express conditions of Licensors obligations under this Section Licensee shall (a) immediately notify Licensor in writing of any such suit claim or proceeding and tender a request for indemnification hereunder, (b) allow Licensor to assume sole control of the investigation, defense and settlement of such suit claim or proceeding, (c) give Licensor information and assistance reasonably necessary for the investigation, defense aid settlement of such suit, claim, or proceeding, at Licensor's expense, and (d) not enter into any settlement of any such suit, claim or proceeding without Licensor's written consent The foregoing indemnity obligation shall not apply with respect to any product of Licensee or portions or components thereof that are not covered by at least one claim of the Patent or part of the Licensed Technology, combined with other products, processes or materials other than as provided under this Agreement or where Licensee continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement; provided that such modifications will be implemented at the expense of Licensor.

b. At all times Licensor shall have the right at its sole discretion and expense to either (i) require Licensee modify the Licensed Product so that it is not infringing; (ii) obtain for Licensee at Licensor's expense the right to continue the use of the Licensed Product as licensed hereunder.

c. The indemnity in this section states the entire liability of Licensor for infringement of Intellectual Property right by Licensor Products and is in lieu of any warranty of non infringement of Patent Title and the like, but is without prejudice to the supplier's warranties under section 7 (e), (f), and
(g).

4.3      Non-exclusivity

The licensor grants a non-exclusive license to the licensee.

4.4      Payment of duties - maintaining validity of the patent

The licensor undertakes to pay all duties regarding the Patents at maturity and to take all necessary measures with a view to maintaining the validity of the Patents.

If the licensee requests so the licensor shall submit the proof of payment to him within 30 days.

The licensor shall allow the licensee the advantage of any more favorable clauses he may grant third parties on the occasion of patent licence agreements concerning the patent.

5.       The licensee's obligations

5.1.     Licence duties

The licensee shall owe the licensor a licence duty of:

[OMITTED CONFIDENTIAL INFORMATION] Products sold by the licensee to third parties and/or sold by sublicensees, if any, for up to [OMITTED CONFIDENTIAL INFORMATION] pieces of Products per that year

[OMITTED CONFIDENTIAL INFORMATION] sold by the licensee to third parties, and/or sold by sublicensees, If any, for [OMITTED CONFIDENTIAL INFORMATION] pieces of Products per that year

[OMITTED CONFIDENTIAL INFORMATION] Products sold by the licensee to third parties and/or sold by sublicensees, if any, for [OMITTED CONFIDENTIAL INFORMATION] pieces of Products per that year

No licence duty has to be paid for Products manufactured by the licensee and sold to the licensor.

No licence duties shall be due with respect to any jurisdiction as from the moment the invention can be considered to have become public property in such jurisdiction.

The license duties shall be payable quarterly, in the United States and in Licensee shall deliver with each quarterly license duty payment a report stating the number of licensed products sold and the amount of license duty due. License duties shall accrue upon the earlier of shipment invoicing, or recognition of revenue by licensee I& licensed products.

No license duties shall be due with respect to any Patent on or after the effective date of any final judgment of any court of competent jurisdiction, beyond all right of further appeal by licensor, holding such Patent invalid or unforceable.

In the event that such a judgment relates only to fewer than all the patents of which the Patent is comprised, then the licence duty shall be reduced only in proportion to the remaining number of patents that thereafter comprise the Patent. Licensee may not withhold payment of licence duties or escrow licence duties during the pendency of any administrative or adversarial proceeding before any agency, court or tribunal in any jurisdiction pertaining to the licensed Patent or any patent that comprises the licensed Patent provided, however, that a refund will be made of those royalties which Licensee will have paid to Licensor during the period between a judgment rendered by the Court in first instance holding the Patent Invalid or unenforceable and the final judgment in case of further appeal by Licensor if the appeal decision declares the Patent to be invalid or unenforceable.

5.2      Purchase of equipment

Except for the Equipment which is covered by the terms of the Equipment Purchase Agreement, [OMITTED CONFIDENTIAL INFORMATION]


5.3.     Accounting

The licensee undertakes to keep accounts in such a way as to enable to determine the amount of licensed products he has sold to third parties.

The licensor's auditors alone shall at least once a year be allowed to inspect the accounts in relation to the business as set out in this Agreement during normal working hours.

The licensor shall inform the licensee of the intended auditors, visit at least 2 weeks in advance.

Licensee shall have the right to approve the designation of the Licensors audit firm for the purpose of this Section 4.2, provided that Licensee's approval will not be unreasonably withheld.

The auditors shall operate at the expense of Licensor except that Licensee shall reimburse to Licensor the audit fees relating to any particular audit which would have shown a shortfall in the amount of royalties payable to Licensor of more than 10%. This penalty shall not apply in case the shortfall is due only to a technical delay in the processing of the accounting data or attributable to causes beyond the control of Licensee (such as technical error or failure of accounting software).

5.4      Identification of the licensed product

In order to distinguish the licensed product the licensee shall use his own brand name, package and lot number, and assign a TERUMO-product code, separate from the product code produced under the brand name (label) of UNIVEC in application of the Manufacturing agreement The licensee shall indicate himself as the manufacturer.

5.5      Regulatory approvals

The licensee shall have the responsibility for obtaining export licenses and clearances and all other regulatory approvals for the marketing and sale of the Licensed Products.

5.6      Duty of confidentiality

Each Party undertakes to keep the Confidential Information which it has acquired from the other party within the framework of the present agreement secret both during and after the execution of the present agreement.

When subcontracting is authorized in accordance with the provisions of Section 2 above, the Licensee guarantees that he will impose the same level of confidentiality on those subcontractors.

6.       Licensee's Warranties

The Licensee represents and warrants to the Licensor that:

(a) it is a corporation duly formed and validly existing under the laws of Belgium.

(b) it does not lack the necessary corporate power and authority to enter into this Agreement and perform obligations under it and its execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate actions;

(c) neither the execution and delivery of this Agreement nor the performance by it of this Agreement will violate any provision of its Certificate of Incorporation and by-laws;

(d) the Licensee has not taken any action which would preclude or adversely affect the Licensee's full performance of this Agreement nor failed to take any action necessary in order to authorize or enable such performance;

(e) it has the capacity, ability and all property, including intellectual property, necessary to perform its obligations under the Agreement


7.       Licensor's Warranties

The Licensor represents and warrants to the Licensee that

(a) Licensor is a corporation duly formed and validly existing under the laws of the state of Delaware, USA;

(b) Licensor has the necessary corporate power and authority to enter into and perform obligations under this Agreement and the Clients execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action;

(c) neither the execution and delivery of this Agreement nor the performance by the Licensor of this Agreement will violate any provision of the Licensor's Certificate of incorporation and by-laws;

(d) Licensor has neither taken any action which would Preclude or adversely affect the Licensors full performance of this Agreement nor failed to take any action necessary in order to authorize or enable such performance;

(e) Licensors Intellectual Property Rights and other rights in and to the Products do not at the date of this Agreement prevent it from granting the rights to the Licensee under this Agreement and will not affect those rights during the Term;

(f) subject to Section 4.2 above, nothing in this Agreement win infringe any intellectual property and other rights of any third party including but not limited to any rights which a third party may have to or in the Products: and

(g) Licensor has the capacity, ability and all property, including intellectual property, necessary to perform its obligations under the Agreement

8.       Indemnification provisions

Unless otherwise stated In the present Agreement, the following indemnification shall apply:

1. Neither party shall be liable to the other party for any loss or damage whatsoever or howsoever arising directly or indirectly in connection with this Licensing Agreement the Licensed Technology, its use or otherwise except as provided in this Agreement.

2. In no event shag either party be liable towards the other party (or indemnify such other party) for any indirect or consequential loss or damage, howsoever arising, or any loss of revenues, profits or goodwill.

3. Each party shall be liable (and indemnify the other party) for the death, personal injury and direct costs resulting from the negligence of such party or the negligence of such party's employees, agents or contractors.

4. The provisions of this clause shall remain in force notwithstanding termination of this Agreement.


9.       Relationship between parties

Neither party shall represent or hold itself out to any third party as being a representative or agent of each other except as authorized by this Agreement or otherwise in writing by the other party;

Neither party shall conclude or purport to conclude any contract or agreement or make or purport to make any commitment representation, misrepresentation or warranty on behalf of or which binds the other party or otherwise act in to name of or on behalf of the other party without the prior written consent of the other,

The Licensor and Licensee acknowledge and agree that:

(a) nothing in this Agreement shall be construed as creating the relationship of principal and agent or a partnership between Licensor and Licensee; and

(b) this Agreement is personal to each of the Licensor and Licensee and shag not be assigned by or without the prior written consent of the other party except as otherwise authorized by this Agreement.

10.      Common stipulations

10.1.    Property

The parties agree explicitly that the Licensor is and shall remain the owner of the Patents (until the expiration date of each Patent) and of the Know-How, relating to the Licensed Product.

10.2.    Price

[OMITTED CONFIDENTIAL INFORMATION]

10.3.    Registration

If necessary the parties shall take all necessary measures with a view to having the present patent licence agreement registered with the competent national or international administrations. The costs such registration involves shall be defrayed by the licensor.

10.4.    Term - cancellation

1. The Agreement shall remain in force for the entire validity of the Patents, with the option for the Licensee to terminate the License Agreement after 5 years as from the date of the last signature of this Licensing Agreement with a notice period of 3 months prior to the termination date. If the Agreement is not terminated by Licensee, it will automatically be renewed for consecutive periods of 5 years each with the option for Licensee to terminate the Licensing Agreement towards the end of each such period, with a notice of 3 months prior to the termination date.

2. If one or more additional patents issue to the Licensor during the term of the Agreement, and any such additional patent contains at least one claim that reads on a Licensed Product or any component thereof, then such additional patent shall automatically become part of the Patents hereunder.

3. The licensee shall be entitled to terminate the present agreement forthwith by means of a registered letter if the use of the rights ensuing from the present agreement should prove to constitute an infringement on the rights of any third party.

4.       Immediate termination

a. This agreement may be terminated with immediate effect and without prior recourse to the courts upon the provision of written notice to the other party when either of the parties fails to perform or fails to observe any of its essential obligations under this Agreement and if such default (if it is curable) is not cured within 30 days after the default has been notified to the defaulting party. For the purpose of this sub-clause (a) the following obligations are (as an example and without limitation) considered to be essential: the obligations of the Licensor stipulated in Section 3 and Section 4;

b.       when Licensee challenges the validity of any Patent.

5. The Licensor's obligations stipulated in Sections 4.1, 4.2 and 7 (f) shall survive the termination of this Agreement.

10.5     Improvement

All rights with regard to patentable improvements in either the Licensed Technology shall be jointly held by Licensor and Licensee.

Either party shall be entitled to use the improved technology for its own production (whether by third parties or otherwise) without the permission of or the payment of a royalty to the other party. Either party shall have the right to license the developed technology to any third party, except that licenses to related parties shall need the consent of the other party on the amount and payment of the royalty.

Any revenues deriving from licensing this developed technologies to third parties shall be shared equally between the parties.

10.6     Intellectual property

The parties agree that the Patents and Licensed Technology are intellectual property as that term is used in the US Bankruptcy Code. The parties acknowledge that the Licensee may invoke and exercise any and all rights at law including the rights under I I USC Section 365.

The foregoing provision does not otherwise affect the chore of law applicable to this Agreement

10.7     Media

Each Party shall refrain from issuing or conducting any interview, report or press release regarding the existence or terms of this agreement unless the statement is provided in advance for review by the other party and the comments of the other party incorporated in the reasonable discretion of the disclosing party. Further, unless the disclosing party reasonably believes it to be required by law or rule of any stock exchange on which such party's stock is listed or quoted, neither party shall issue any press release regarding the existence or terms of this agreement to which the other party shall reasonably object.

10.8     Independence of the clauses

If any of the clauses or provisions contained in the present agreement should be declared null and void this nullity shall not affect the other clauses or provisions thereof.

10.9     Notification

All notices must be:

(a)      in legible writing and in English;

(b) addressed to the recipient at the address or facsimile number set out below or to any other address or facsimile number that a party may notify to the other party:

         to the Licensee:

         Terumo Europe N.V.
         Researchpark 2 Haasrode, Interleuvenlaan 40, B-3001 Leuven, Belgium.

         to the Licensor:

         Univec Inc
         22 Dubon Court Farmingdale, NY 11735, USA.


(c) signed by the party or, where the sender is a company, by an authorized officer or under the common seal of the sender, and

(d) sent to the recipient by hand, prepaid post airmail or facsimile or e-mail.

Without limiting any other means by which a party may be able to prove that a notice has been received by the other party, a notice will be considered to have been received

(a) if sent by hand, when left at the address of the recipient;

(b) if sent by pre-paid post 10 days after the date of posting; or

(c) if sent by facsimile, on receipt by the sender of an acknowledgment or transmission report generated by the sender's machine indicating that the whole facsimile was sent to the recipients facsimile number,

(d) E-mails; are only accepted as valid notification after confirmation of receipt has been sent by the party to whom the e-mil was sent.

but if a notice is served by hand, or is received by the recipient's facsimile, on a day that is not a Business Day, or after 5:00 p.m. (recipients local time) on a Business Day, the notice will be considered to have been received by the recipient at 9.00 am on the next Business Day.

10.10    Former documents

The present agreement replaces any former oral, written or tacit agreement and document existing between the parties hereto and relating to the subject matter of the present Agreement.

This Section 10.8 does not affect the Manufacturing Agreement which the parties have concurrently executed.

10.11.   Modifications

Any modification to the present agreement shall be made in writing.

10.12.   Settlement of disputes

In the event of any dispute, controversy or difference arising in connection with this Agreement, the parties shall endeavor to settle the issue in an amicable manner.

If no amicable solution can be reached, the matter shall be finally settled by the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said rules under the authority of the ICC Secretariat in Paris (France).

10.13.   Entry Into force

The present agreement shall come into effect upon signing.

10.14    Expenses

Each party shall bear its own costs in connection with the negotiation and conclusion of the present Agreement.

Thus executed on 16 Aug. 2000 at Leuven in 2 originals, one for each party and a copy for the purpose of registration.


Executed as an agreement



Signed for and on behalf of               Signed for and on behalf of
Univec Inc.                               Terumo Europe N.V.
By its duly authorized representative     by its duly authorized representative




Name:    /s/Joel Schoenfeld               Name: /s/ J. Nakajima

Title:   Chairman                         Title: Vice President

Date:    August 11, 2000                  Date: August 16, 2000

                                   Schedule 1


    Univec Patents and Patent Applications Relevant to Auto-Disable Syringes
                                (April 19, 2000)

      LLBL
No.   File No.        Title                               Patent No.            Country              Status/Comment
-------------------------------------------------------------------------------------------------------------------
1.    1128.006        Single Use Syringe Assembly         U.S. Patent No.       1. United States     Issued Jul. 2 1996
                                                          5,531,691                                  17 Claims

2.    1128.010        Single-Use Syringe Assembly         U.S. Patent No.       2. United States     Issued Oct 8, 1996
                      Including Spring clip               5,562,623                                  CIP of U.S. Patent
                      Lock and plunger                                                               No.5,531,691;
                                                                                                     27 Claims

3.    1128.010        Single-Use Syringe Assembly         WO 95/21649           3. PCT               PCT application
                      Comprising Spring Clip Lock                                                    Corresponding to
                      and Plunger                                                                    Items 1 and 2.

4.    1128.010.004    Single-Use Syringe Assembly         689862(18428/95)      4. Australia
                      Comprising Spring Clip Lock
                      and Plunger

5.    1128.010.008    Single use Syringe Assembly         PI 95067680           5. Brazil
                      Comprising Spring Clip Lock
                      and Plunger

6.    1128.010.010    Single Use Syringe Assembly         2,183,324             6. Canada
                      Comprising Spring Clip Lock
                      and Plunger

7.    1128.010.015    Single-Use Syringe Assembly         95192421.4            7. China
                      Comprising Spring Clip Lock
                      and Plunger

8.    1128.010.042    Single-Use Syringe Assembly         963374                8. Mexico
                      Comprising Spring Clip Lock
                      and Plunger

9.    1128.010.045    Single-Use Syringe Assembly         96118475              9. Russia
                      Comprising Spring Clip Lock
                      and Plunger

10.   1128.010.074    Single-Use Syringe Assembly         96-704556             10. Korea
                      comprising Spring Clip Lock
                      and Plunger

11.   1128.010.075    Single Use Syringe Assembly         95910244.3            11. EPO
                      Comprising Spring Clip Lock
                      and Plunger

12.   1128.020 PCT    Single Use Syringe With             PCTUS96/06597         12. PCT              The following
                      Aspirating Mechanism                                                           National Phase
                                                                                                     applications were
                                                                                                     pursued from this
                                                                                                     PCT application

      LLBL
No.   File No.        Title                               Patent No.            Country              Status/Comment
-------------------------------------------------------------------------------------------------------------------
13.   1128.020        Single Use Syringe With             09/171,274            13 US
                      Aspirating Mechanism

14.   1128.020.004    Single Use Syringe With             5856298               14. Australia
                      Aspirating Mechanism

15.   1128.020.008    Single Use Syringe With             PI 9612678-7          15.Brazil
                      Aspirating Mechanism

16.   1128.020.010    Single Use Syringe With             2,253,973             16.Canada
                      Aspirating Mechanism

17.   1128.020.015    Single Use Syringe With             96180356.8            17.China
                      Aspirating Mechanism

18.   1128.020.029    Single Use Syringe With             99104484.7            18.Hong Kong
                      Aspirating Mechanism

19.   1128.020.042    Single Use Syringe With             989340                19.Mexico
                      Aspirating Mechanism

20.   1 128.020.04    Single Use Syringe With             98122433              20.Russia
                      Aspirating Mechanism

21.   1128-020-074    Single Use Syringe With             98-709014             21.Korea
                      Aspirating Mechanism

22.   1128.020.075    Single Use Syringe With             96920171.4            EPO
23.                   Aspirating Mechanism


24.   1.1128.016      Insertable Element for              U.S. Patent No.       U.S.                 Univec has
                      Preventing Reuse of Plastic         5,205,825                                  exclusive and
                      Syringes                                                                       non-exclusive
                                                                                                     patent rights from
                                                                                                     the inventors:
                                                                                                     Richard A Jaffe and
                                                                                                     Alan C. Allison.

25.   Z1128.002       1. Restricted Use Hypodermic        1-U.S. Patent No.     U.S.                 Univec has
                      Syringe                             5,021,047                                  acquired license
                                                                                                     from the inventor
                                                                                                     John B. Movern

      3.1128.002      Restricted Use Hypodermic           U.S. Patent No.       U.S.                 Univec has
                      Syringe                             5,183,466                                  acquired Iicense
                                                                                                     from the inventor
                                                                                                     John B. Movern

26.                   Single Use Hypodermic               U.S. 5,370,620        U.S.
                      Syringe
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                                   Schedule 2


                         Licensed Product - Description.

Univec will be licensing its Auto Disable Syringes "AD-Sy" of various medical-sized volumes and barrel dimensions.

o The Licensed Product refers to AD-Sy and has any one or more of the following three different mechanisms, all of which accomplish the same desired end-result i.e., an automatically disabled syringe such that it cannot be used a second time.

o A first mechanism has a radially resilient locking spring clip attached around a ratcheted, basically cylindrical plunger. This is generally shown in US Patent Nos. 5,531,691; 5,562,623; and pending US patent application 09/171,274. PCTs and National Phases correspond to the US patents and applications. A version of this resilient spring clip has the clip extend only about 23 degrees around the cylindrical plunger.

o A second embodiment of an AD-Sy which is to be licensed under the Univec technology relates to the use of an X-shaped plunger Here, the clip is U-shaped with a channel which clips onto one of the ribs of the X-shaped plunger. This is generally shown in US Patent No. 5,205,825 to Alison and Jaffe. The Alison/Jaffe embodiment is licensed to Univec on an exclusive basis so long as certain minimum payments are made and is non-exclusive to Univec if the minimums are not kept The royalties to be paid are based on certain conditions which are not pertinent to your agreement with Univec.

o A third embodiment of an AD-SY, also to be licensed by Univec to Terumo, is a plunger lock which fully surrounds a cylindrical, ratcheted plunger rod. This device is generally shown in the two Movern
         US patents, namely, US patents Nos. 5,021,047 and 5,183,466. These patents are exclusively licensed to Univec.

o The plunger can have an additional piston gasket attached to it that provides for the sealing between the plunger rod and the inner syringe wall or the sealing can be provided by the contact between an element of the plunger rod itself and the inner syringe wall.

o        A single use syringe is provided having:

         a)    a rod-like plunger comprising a plurality of ratchet teeth or by

         b) an X-shaped (in cross section) plunger in the case of the U-shaped clip similar to the Alison-Jaffe embodiment In the cylindrical rod like plunger, for both the resilient spring clip mechanism and the plunger lock (the barrel of Movern) embodiments, the clip or plunger lock is held on the ratchet teeth. For the X-shaped rod, the U-shaped clip is held onto one of the ribs of the plunger. In all of the embodiments, the original location of the locking mechanism with respect to the plunger rod and the barrel of the syringe determines the maximum dosage which may be administered by the syringe. A first withdrawal of the plunger with respect to the barrel allows medication to be drawn into the barrel. In the embodiment of the resilient spring clip, the spring dangles on the ratchet teeth of the plunger. The tab of the locking spring resiliently cams over the surface of the ratchet teeth. In all three embodiments, the locking mechanism is maintained in position along the barrel by at least one outwardly directed contact point which embeds into the interior side wall of the barrel. During administration of the medication, i.e., distal movement of the plunger rod with respect to the barrel, the locking spring, the U shaped clip and the plunger locking barrel (of the Movern embodiment) cooperate With the ratchet teeth for the cylindrical ratcheted version or the surface of the X-shaped plunger rod to cause the locking mechanism to move along with plunger movement. A second attempted withdrawal of the plunger is blocked once the locking mechanism (of all three types) has been moved by the plunger rod to its full distal position.

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o        The design with the resilient locking spring, the U-shaped clip and the plunger locking barrel (of the Movern embodiment) allow for aspiration and with multiple sized syringes which can be used for curative purposes by having pre-determined numbers and locations of ratchets.